Exhibit 4.6
AMENDMENT NO. 2 TO RIGHTS AGREEMENT
     THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this “Amendment”), dated as of March 26, 2009, between Endocare, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A. as successor Rights Agent to U.S. Stock Transfer Corporation (the “Rights Agent”), amends that certain Rights Agreement, dated as of March 31, 1999, between the Company and the Rights Agent, as first amended on June 24, 2005 (as amended, the “Rights Agreement”). All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Rights Agreement.
     WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;
     WHEREAS, the Company and the Rights Agent previously executed and delivered an Amendment No. 2 to Rights Agreement, dated as of February 1, 2008 (the “Prior Amendment No. 2”);
     WHEREAS, the Prior Amendment No. 2 subsequently was nullified in its entirety pursuant to a Nullification of Amendment No. 2 to Rights Agreement, dated as of February 6, 2008, between the Company and the Rights Agent;
     WHEREAS, the Company and the Rights Agent now desire to enter into this Amendment;
     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions thereof and the Company may direct the Rights Agent to execute such supplement or amendment to the Rights Agreement; and
     WHEREAS, all acts necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which the parties expressly acknowledge, the parties hereto agree as follows:
     1. Amendment to Section 1.
     (a) The definition of “Acquiring Person” in Section 1 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:
““Acquiring Person” shall mean (i) any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial

Owner (as such term is hereinafter defined) of 20% or more of the shares of Common Stock of the Company then outstanding or (ii) any Person who is an Adverse Person (as such term is hereinafter defined), but shall not include (1) the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan, or (2) any Person who becomes the Beneficial Owner of 20% or more of the then-outstanding shares of Company Common Stock as a result of the acquisition of (A) shares of Company Common Stock directly from the Company or one of its Subsidiaries in one or more transactions approved in advance by the Board of Directors, or (B) outstanding shares of Company Common Stock from third parties, in one or more transactions approved in advance by the Board of Directors. Notwithstanding the foregoing:
(i)	no Person shall become an “Acquiring Person” as the result of an acquisition of shares of Common Stock by the Company or one or more Subsidiaries of the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the shares of Common Stock of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the shares of Common Stock of the Company then outstanding by reason of share purchases by the Company or any of its Subsidiaries and shall, after such share purchases by the Company or its Subsidiaries, become the Beneficial Owner of any additional shares of Common Stock of the Company, then, subject to clause (ii) below, such Person shall be deemed to be an “Acquiring Person” hereunder; and

(ii)	if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Company Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Company Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under the Rights Agreement), and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person” (as defined pursuant to the foregoing provisions of this paragraph (a)), then such Person shall not be deemed to be an “Acquiring Person” for any purpose of this Agreement.”

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     (b) The definition of “Business Day” in Section 1 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:
““Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close or the national securities exchanges in the United States are closed.”
     (c) The definition of “Close of Business” in Section 1 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:
““Close of Business” on any given date shall mean 5:00 P.M., Massachusetts time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Massachusetts time, on the next succeeding Business Day.”
     2. Amendment to Section 2. Section 2 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:
“Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.”
     3. Amendment to Section 3. The reference to “15%” in Section 3(a) of the Rights Agreement is hereby amended to read “20%.”
     4. Amendment to Section 7. Section 7(a)(i) of the Rights Agreement is hereby amended and restated in its entirety to read as follows: “(i) the Close of Business on March 31, 2011 (the “Final Expiration Date”)”.
     5. Amendment to Section 21.
     (a) Section 21 of the Rights Agreement is hereby amended by adding the following sentence after the existing first sentence:
“In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice of such termination of the Rights Agent to the holders of the Rights Certificates.”
     (b) Section 21 of the Rights Agreement is hereby further amended by deleting the following sentence in its entirety:

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“Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, authorized under such laws to exercise corporate trust or stock transfer powers, and subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million.”
and replacing such deleted sentence in its entirety with the following:
“Any successor Rights Agent, whether appointed by the Company or by such a court, shall be an entity organized and doing business under the laws of the United States or of any state of the United States, in good standing, authorized under such laws to exercise corporate trust or stock transfer powers, and subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent, along with its Affiliates, a combined capital and surplus of at least $50 million.”
     6. Amendment to Section 24. The reference to “15%” in Section 24(a) of the Rights Agreement is hereby amended to read “20%.”
     7. Amendment to Section 32. Section 32 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:
“This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.”
     8. Addition of New Section 35. New Section 35 is hereby added to the Rights Agreement immediately after Section 34, as follows:
“Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.
     9 References to Rights Agent. All references in the Rights Agreement to “U.S. Stock Transfer Corporation” shall for all purposes be deemed to refer to “Computershare Trust Company, N.A.”

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     10. Amendment to Summary of Rights. The Summary of Rights to Purchase Shares of Series A Preferred Stock, attached as Exhibit C to the Rights Agreement (the “Summary of Rights”) is hereby amended by deleting the Summary of Rights in its entirety and replacing it with the amended Summary of Rights to Purchase Shares of Series A Preferred in the form attached hereto as Exhibit A.
     11. Entire Agreement. This Amendment and the Rights Agreement (including schedules and exhibits thereto) set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.
     12. Benefits of this Amendment. Nothing in this Amendment shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the shares of Common Stock) any legal or equitable right, remedy or claim under this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the shares of Common Stock).
     13. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Amendment to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Amendment would adversely affect the purpose or effect of this Amendment, if terminated, the right of redemption set forth in Section 23 of the Rights Agreement shall be reinstated and shall not expire until the tenth Business Day following the date of such determination by the Board of Directors of the Company.
     14. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within such State.
     15. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
     16. Descriptive Headings. Descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
     17. Continued Full Force and Effect. Except as expressly amended above, the Rights Agreement shall continue in full force and effect in accordance with its terms.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

ATTEST			ENDOCARE, INC.

By:	/s/ Clint B. Davis		By:	/s/ Michael R. Rodriguez

	Name:	Clint B. Davis		Name:	Michael R. Rodriguez
	Title:	Senior Vice President, Legal Affairs, General Counsel and Secretary		Title:	Senior Vice President, Finance and Chief Financial Officer

ATTEST:			COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Suzanne L. Schaming		By:	/s/ Dennis V. Moccia

	Name:	Suzanne L. Schaming		Name:	Dennis V. Moccia
	Title:	Corporate Counsel		Title:	Managing Director
SIGNATURE PAGE TO AMENDMENT NO. 2 TO RIGHTS AGREEMENT

Exhibit C
AMENDED SUMMARY OF RIGHTS TO PURCHASE
SHARES OF SERIES A PREFERRED STOCK

ENDOCARE, INC.
SUMMARY OF RIGHTS TO PURCHASE
SHARES OF SERIES A PREFERRED STOCK
     On March 5, 1999 the Board of Directors of ENDOCARE, INC. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock (the “Common Stock”), par value $0.001 per share, of the Company. The dividend was paid on April 15, 1999 (the “Record Date”) to the stockholders of record on that date. The Board of Directors of the Company further authorized and directed the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Record Date and the Distribution Date (or earlier redemption or expiration of the Rights). Each Right entitled the registered holder to purchase from the Company one one-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of the Company at an initial price of $25.00 per Unit (the “Purchase Price”), subject to adjustment. The Purchase Price was adjusted to $75.00 per Unit as a result of the one-for-three reverse stock split of the Common Stock on August 20, 2007. The following is a brief summary of the Rights. The description and terms of the Rights are set forth in a Rights Agreement dated as of March 31, 1999, as amended on June 24, 2005 and as further amended on March 26, 2009 (as amended, the “Rights Agreement”) between the Company and COMPUTERSHARE TRUST COMPANY, N.A. as successor to U.S. STOCK TRANSFER CORPORATION, as Rights Agent (the “Rights Agent”), which are incorporated herein by this reference.
     Until the earlier to occur of (i) the tenth business day after a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding Common Stock (subject to certain exceptions as provided in the Rights Agreement) and (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of Rights attached thereto.
     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock, which become outstanding on or after the Record Date, but prior to the Distribution Date or Expiration Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the Close of Business on the Distribution Date and thereafter such separate Rights Certificates alone will evidence the Rights. The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on March 31, 2011 (the “Final Expiration Date”), unless the Final Expiration Date is amended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.
     The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Units of Preferred Stock of certain rights or warrants to subscribe for or purchase Units of Preferred Stock at a price, or securities convertible into Units of Preferred Stock with a conversion price, less than the then current market price of the Units of Preferred Stock or (iii) upon the distribution to holders of the Units of Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Units of Preferred Stock) or of subscription rights or warrants (other than those referred to above).
     The number of outstanding Rights and the number of Units of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.
     Units of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each Unit of Preferred Stock will be entitled to a dividend equal to any dividend declared per share of Common Stock. In the event of liquidation, each Unit of Preferred Stock will be entitled to a payment equal to any payment made per share of Common Stock. Each Unit of Preferred Stock will have one vote, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Unit of Preferred Stock will be entitled to receive an amount equal to the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.
     Because of the nature of the dividend, liquidation and voting rights, the value of each Unit of Preferred Stock purchasable upon exercise of the Rights should approximate the value of one share of Common Stock.
     In the event that, after the Rights become exercisable, the Company is acquired in a merger or other business combination transaction with an Acquiring Person or an affiliate thereof, or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person or an affiliate thereof, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Rights, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Rights.

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     In the event that any person or group of affiliated or associated persons becomes the beneficial owner of 20% or more of the outstanding shares of Common Stock (subject to certain exceptions) proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock or Units of Preferred Stock (or cash, other securities or property) having a market value of two times the exercise price of the Rights.
     At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more (subject to certain exceptions) of the outstanding shares of Common Stock and prior to the acquisition by any person or group of affiliated or associated persons of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange all or part of the Rights (other than Rights owned by such person or group which have become void) for Units of Preferred Stock at an exchange ratio (subject to adjustment) which shall equal, subject to adjustment to reflect stock splits, stock dividends and similar transactions, that number obtained by dividing the Purchase Price by the then current per share market price per Unit of Preferred Stock on the earlier of (i) the date on which any Person becomes an Acquiring Person and (ii) the date on which a tender or exchange offer is announced by any Person, if upon consummation thereof such Person would be the Beneficial Owner of 20% or more (subject to certain exceptions) of the shares of Company Common Stock then outstanding.
     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Units of Preferred Stock on the last trading day prior to the date of exercise.
     At any time within ten (10) business days after the date a person or group of affiliated or associated persons acquires beneficial ownership of 20% or more (subject to certain exceptions) of the outstanding Common Stock, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.03 per Right (the “Redemption Price”). The redemption of the rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Rights are also redeemable under other circumstances as specified in the Agreement.
     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights except that from and after a Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

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Certificate No. R-	Rights
NOT EXERCISABLE AFTER MARCH 31, 2011 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY AT $.03 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SUCH AGREEMENT.]*
Rights Certificate
ENDOCARE, INC.
     This certifies that                                         , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 31, 1999 (as amended, the “Rights Agreement”), between ENDOCARE, INC., a Delaware corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., as successor Rights Agent to U.S. STOCK TRANSFER CORPORATION (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., California time, on March 31, 2011 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, three one-thousandth (a “Unit”) of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”) of the Company, at a purchase price of $25.00 per Unit of Series A Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of Units of Series A Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of March 26, 2009, based

*	The portion of the legend in bracket shall be inserted only if applicable and shall replace the preceding sentence.

on the Series A Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Units of Series A Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.
     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company.
     This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Series A Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $.03 per Right.
     No fractional shares of Series A Preferred Stock will be issued upon the exercise of any Rights or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Series A Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Units of Series A Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.
     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the signature of the proper officers of the Company and its corporate seal.
     Dated as of                                         .

ATTEST:	ENDOCARE, INC.

Name:	Name:

Title:	Title:

Countersigned:
COMPUTERSHARE TRUST COMPANY, N.A.
as Rights Agent

Name:

Title:

Form of Reverse Side of Rights Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)
     FOR VALUE RECEIVED                                          hereby sells, assigns and transfers unto

(Please print name and address of transferee)
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.
DATED:                                        ,

Signature
Signature Guaranteed:
     Signatures must be guaranteed by a participant in a Securities Transfer Association Inc. recognized signature guarantee medallion program.

CERTIFICATE
     The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature
* * * * * * * *
NOTICE
     The signature in the foregoing Form of Assignment must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.
     In the event the certification set forth above in the Form of Assignment is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment will not be honored.

FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise the Rights Certificate.)
To ENDOCARE, INC.
     The undersigned hereby irrevocably elects to exercise                      Rights represented by this Rights Certificate to purchase the Units of Series A Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such Series A Preferred Stock be issued in the name of:

Please insert social security
or other identifying number:

(Please print social security or other identifying number)

(Please print name and address)
     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print social security or other identifying number)

(Please print name and address)
DATED:                                        ,_____

Signature
Signature Guaranteed:
     Signatures must be guaranteed by a participant in a Securities Transfer Association Inc. recognized signature guarantee medallion program.

CERTIFICATE
     The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature
* * * * * * * *
NOTICE
     The signature in the foregoing Form of Election to Purchase must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.
     In the event the certification set forth above in the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Election to Purchase will not be honored.

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